                                                                     EXHIBIT 5.1

                                          FEBRUARY 13, 1998

Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Gentlemen:

     We have acted as counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to shares of the Company's common stock, par value $1.00 per share (the "Shares").

     As the basis for the opinion expressed below, we have examined the Registration Statement, the Prospectus contained therein, and such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity with the original documents of all documents submitted to us as copies.

     Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and will, when issued as provided in the Prospectus, be validly issued, fully paid and nonassessable.

     The opinion expressed above with respect to the Shares may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     This opinion is limited in all respects to the laws of the State of Texas and the laws of the United States of America insofar as such laws are applicable. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the firm name under the heading "Validity of Securities" in the Registration Statement.

                                          Very truly yours,

                                          /s/ ANDREWS & KURTH L.L.P.

1198/1198/2691